UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) Of The Securities Exchange Act Of 1934
(Amendment No.___)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2017

To the Stockholders of TransAct Technologies Incorporated:

Notice is hereby given that the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of TransAct Technologies Incorporated (the "Company" or "TransAct"), a Delaware corporation, will be held on May 22, 2017 at 10:00 a.m. Eastern Time, at the Company's executive offices located at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518.  At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

(1)	To elect Thomas R. Schwarz and Bart C. Shuldman as directors to serve until the 2020 Annual Meeting of Stockholders or until the director's successor has been duly elected and qualified;
(2)	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017;
(3)	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement;
(4)	To approve an amendment to the Company's 2014 Equity Incentive Plan to increase the number of shares available for issuance; and
(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Stockholders of record at the close of business on March 24, 2017 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

STEVEN A. DEMARTINO Secretary

Hamden, Connecticut
April 11, 2017

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE COMPANY REQUESTS THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE-PAID RETURN ENVELOPE, IS ENCLOSED FOR THAT PURPOSE.  IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

TRANSACT TECHNOLOGIES INCORPORATED
One Hamden Center
2319 Whitney Avenue
Suite 3B
Hamden, CT 06518

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 22, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
To Be Held on May 22, 2017.

This Proxy Statement, the TransAct Technologies Incorporated 2016 Annual Report and the means to vote by Internet are available at www.proxyvote.com.  This Proxy Statement and the TransAct Technologies Incorporated 2016 Annual Report are also available at www.transact-tech.com.

This Proxy Statement is being made available to our stockholders in connection with a solicitation of proxies by the Board of Directors (the "Board") of TransAct Technologies Incorporated ("TransAct" the "Company," "we," "us," or "our") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") and at any adjournment or postponement of the Annual Meeting.  The Annual Meeting will be held on Monday, May 22, 2017, beginning at 10:00 a.m. Eastern Time, at the Company's executive offices located at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518.

We are furnishing the proxy materials via the Internet under the rules of the Securities and Exchange Commission ("SEC"). On or about April 11, 2017, we are mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to stockholders of record of our common stock with a proxy card to be mailed 10 business days after the Notice.  If you receive the Notice by mail, you will not receive a paper copy of the proxy materials unless you request one.  The Notice provides instructions on how you may access and review the proxy materials on the Internet and how to cast your vote over the Internet or by telephone.  The Notice also contains instructions on how to request a paper copy of our proxy materials, free of charge.

We have adopted a procedure approved by the SEC called householding. Under this procedure, stockholders of record who have the same address and last name will receive a single envelope containing the Notices for all stockholders having that address. The Notice for each stockholder will include that stockholder's unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees. If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact your broker if your shares are held in a brokerage account or contact our mailing agent, Broadridge Financial Solutions, Inc., at 1-866-540-7095.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 22, 2017: This Proxy Statement, our 2016 Annual Report, the form of proxy and voting instructions are being made available to stockholders on or about April 11, 2017 at www.proxyvote.com and this Proxy Statement and our 2016 Annual Report are also being made available to stockholders at www.transact-tech.com.  If you receive the Notice and would still like to receive a printed copy of the proxy materials or our 2016 Annual Report, including audited financial statements for the year ended December 31, 2016, you may request a printed copy by any of the following methods: (a) via telephone at 1-800-579-1639; (b) via Internet at www.proxyvote.com; or (c) via e-mail at sendmaterial@proxyvote.com.  Please make the request as instructed above and in the Notice on or before May 8, 2017 to facilitate timely delivery.

All proxies will be voted in accordance with the instructions they contain. If you execute your proxy but do not specify your voting instructions on your proxy card with respect to a particular matter, your shares will be voted in accordance with the recommendations of our Board.

The Board recommends that you vote:
•	Proposal 1 – FOR the election of Thomas R. Schwarz and Bart C. Shuldman as directors of the Company;
•	Proposal 2 – FOR the ratification of the selection of PricewaterhouseCoopers LLP as an independent registered public accounting firm for 2017;
•	Proposal 3 – FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement; and
•	Proposal 4 – FOR the approval of an amendment to the Company's 2014 Equity Incentive Plan to increase the number of shares that are available for issuance.

GENERAL

As of the date of this Proxy Statement, the Board is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters set forth herein.  Should any other matter requiring a vote of the stockholders arise at the Annual Meeting, the proxies confer upon the persons named in the accompanying proxy the authority to vote in respect of any such other matter in accordance with the recommendation of the Board.

A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by: (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company, as follows:  TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary.  A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company's Secretary or other person responsible for tabulating votes on behalf of the Company.

The cost of preparing, assembling and mailing this proxy material will be borne by the Company.  The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use the telephone or otherwise to obtain proxies.  The Company will also request persons, firms and corporations holding shares in their names, or owned by others, to send this proxy material to and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY VISITING WWW.PROXYVOTE.COM. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

SOLICITATION AND REVOCATION OF PROXY

Any stockholder who executes and returns his or her proxy has the power to revoke the same any time prior to it being voted.  The proxy will be voted as specified thereon.  A specification on the proxy may be made to vote "for" or "withhold" for the election of a director, and as to the other matters presented to stockholders, to vote "for" or "against" or "abstain" from those proposals.  Where an executed proxy has been received, but a choice is not specified, the shares represented by the proxy will be voted to elect the director nominee, to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm, to approve on an advisory basis, the compensation of our named executive officers and to approve the proposed amendment to the Company's 2014 Equity Incentive Plan.  In addition, the proxy confers discretionary authority to vote on any matter properly presented at the Annual Meeting which is not known to the Company as of the date of this Proxy Statement.

 Brokers are not permitted to vote your shares with respect to matters which are deemed "non-routine" without instructions from you.  A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for "non-routine" matters because the broker has not received voting instructions from the beneficial owner on the proposal and does not have discretionary authority to vote in the absence of instructions.  The election of directors, the advisory vote on the compensation of our named executive officers, and the approval of an amendment to the Company's 2014 Equity Incentive Plan are deemed to be "non-routine" matters.  Accordingly, if your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote with respect to the election of directors, the advisory vote on the compensation of our named executive officers, or the approval of an amendment to the Company's 2014 Equity Incentive Plan your shares will not be counted as having been voted on that.  Broker non-votes, as well as abstentions, are counted as present for the purpose of determining a quorum.

VOTING SECURITIES

Stockholders of record on March 24, 2017 are entitled to vote at the Annual Meeting.  Each holder of common stock is entitled to cast one vote for each share of common stock held on March 24, 2017.  There were 7,346,459 shares of common stock issued and outstanding and entitled to vote at the close of business on March 24, 2017.  Shares representing a majority of the shares issued, outstanding and entitled to be voted at the Annual Meeting, present in person or represented by proxy, will constitute a quorum to transact business at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company's common stock as of March 24, 2017 by: (i) each person known by the Company to own beneficially more than 5% of the Company's common stock; (ii) each director or nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group.  Except as otherwise indicated, each of the persons named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such person's name and the address of the holder is One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
More than 5% Stockholders:
Grand Slam Asset Management, LLC and Mitchell Sacks (1)	596,658	8.12%
The Vanguard Group (2)	388,490	5.29%
Renaissance Technologies Holding Corporation (3)	387,001	5.27%

Directors and Executive Officers:
Graham Y. Tanaka (4)	276,350	3.73%
Bart C. Shuldman (5)	228,238	3.04%
Steven A. DeMartino (6)	206,996	2.76%
Thomas R. Schwarz (7)	123,850	1.67%
Andrew J. Hoffman (8)	55,125	*
Andrew J. Newmark (9)	48,540	*
John M. Dillon (10)	44,875	*
Tracey S. Chernay (11)	37,375	*
All current directors and executive officers as a group (9 persons) (12)	1,058,974	13.22%
________
*	Less than 1% of the outstanding common stock.

(1)
This information listed in the table and this footnote is based solely on the Schedule 13G/A filed on February 2, 2017 by Grand Slam Asset Management, LLC ("GSAM") and Mitchell Sacks. According to the Schedule 13G/A, GSAM and Mitchell Sacks beneficially own 470,158 and 126,500 shares of our common stock, respectively.  GSAM serves as the investment manager for a private investment fund with respect to which it has dispositive authority over the shares reported in the Schedule 13G/A.  Mitchell Sacks is the Chief Investment Officer of GSAM with respect to which it has dispositive authority over the shares reported in the Schedule 13G/A.  The address of GSAM and Mitchell Sacks is 2160 North Central Road, Suite 306, Fort Lee, NJ  07024.

(2)
This information listed in the table and this footnote is based solely on the Schedule 13G filed on February 10, 2017 by The Vanguard Group ("Vanguard"). Vanguard serves as the investment manager for a private investment fund with respect to which it has sole voting power and shared dispositive authority over 3,085 shares, and sole dispositive authority over 385,405 shares reported in Schedule 13G.  The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)
This information listed in the table and this footnote is based solely on the Schedule 13G filed on February 14, 2017 by Renaissance Technologies Holding Corporation ("Renaissance"). Renaissance serves as the investment manager for a private investment fund with respect to which it has shared dispositive authority over 31,556 shares, sole dispositive authority over 355,445 shares, and sole voting power over 352,277 shares reported in Schedule 13G, respectively.  The address of Renaissance is 800 Third Avenue, New York, NY 10022.

(4)
Includes 66,875 shares subject to options currently exercisable or to become exercisable within 60 days of March 24, 2017 granted under the Company's 2005 Equity Incentive Plan and 2014 Equity Incentive Plan and 7,065 shares deemed beneficially owned by Mr. Tanaka that are directly owned by his children.  Mr. Tanaka maintains margin securities accounts at brokerage firms, and the positions held in such margin accounts, which may from time to time include shares of common stock, are pledged as collateral security for the repayment of debt balances, if any, in the accounts.  At March 24, 2017, Mr. Tanaka held 125,000 shares of common stock in such accounts.

(5)
Includes 1,500 shares owned by his spouse in an individual retirement account, 4,800 shares owned by his minor children and 3,750 shares owned by his mother.  Includes 170,300 shares subject to options currently exercisable or to become exercisable within 60 days of March 24, 2017 granted under the Company's 2005 Equity Incentive Plan and 2014 Equity Incentive Plan.  Also includes 36,074 deferred stock units issued under the Company's 2014 and 2015 Incentive Bonus Programs, which are fully vested and convertible into shares of common stock as of March 24, 2017.

(6)
Includes 146,425 shares subject to options currently exercisable or to become exercisable within 60 days of March 24, 2017 granted under the Company's 2005 Equity Incentive Plan and 2014 Equity Incentive Plan.  Also includes 15,735 deferred stock units issued under the Company's 2014 and 2015 Incentive Bonus Programs, which are fully vested and convertible into shares of common stock as of March 24, 2017.

(7)
Includes 66,875 shares subject to options currently exercisable or to become exercisable within 60 days of March 24, 2017 granted under the Company's 2005 Equity Incentive Plan and 2014 Equity Inventive Plan.  Also includes 1,500 shares deemed to be beneficially owned by Mr. Schwarz in his capacity as trustee of a trust for the benefit of his granddaughter, 1,500 shares beneficially owned by his daughter, as to which shares he disclaims beneficial ownership, and 2,000 shares owned by his spouse.

(8)
Includes 42,625 shares subject to options currently exercisable or to become exercisable within 60 days of March 24, 2017 granted under the Company's 2005 Equity Incentive Plan and 2014 Equity Incentive Plan.

(9)	Includes 7,375 shares subject to options currently exercisable or to become exercisable within 60 days of March 24, 2017 granted under the Company's 2014 Equity Incentive Plan.

(10)
Includes 34,375 shares subject to options currently exercisable or to become exercisable within 60 days of March 24, 2017 granted under the Company's 2005 Equity Incentive Plan and 2014 Equity Incentive Plan.

(11)
Includes 37,375 shares subject to options currently exercisable or to become exercisable within 60 days of March 24, 2017 granted under the Company's 2005 Equity Incentive Plan and 2014 Equity Incentive Plan.

(12)
Includes 661,409 deferred stock units and shares subject to options currently exercisable or to become exercisable within 60 days of March 24, 2017 granted under the Company's 2005 Equity Incentive Plan and 2014 Equity Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock to file with the SEC and the Nasdaq Global Market ("NASDAQ") reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  To the Company's knowledge, based solely on review of the copies of such reports, or written representations that no other reports were required to be filed by those persons, the Company believes that, during the fiscal year ended December 31, 2016 each of the Company's officers, directors and greater than 10% stockholders timely complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company maintains written policies that relate to the identification, review and approval of related party transactions, in addition to the requirements of NASDAQ and the SEC.  As part of a review of possible related person transactions, the Company periodically distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of our directors and officers.

Our Standards of Business Conduct require all directors, officers and employees to avoid any situation that involves an actual or apparent conflict of interest in personal and professional relationships or with their duty to, or with any interest of, the Company.  Under our Standards of Business Conduct, situations that involve, or may reasonably be inferred to involve, a conflict between a director, officer or employee's personal interests and the interests of the Company should be disclosed to the Chair of the Audit Committee.  The Audit Committee is then responsible for reviewing the transaction.  No transaction determined to be a related party transaction will be approved or ratified if the transaction is contrary to the best interests of the Company.  In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account such factors as it deems appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

From January 1, 2015 to the date of this Proxy Statement, there have not been any transactions subject to the Company's related party transaction policy or of the type described in Item 404 of Regulation S-K, and currently no such transactions are proposed.

CORPORATE GOVERNANCE

The Company strives to maintain corporate governance practices that benefit the long-term interests of the Company's stockholders by clearly outlining the Company's duties and responsibilities, providing a framework for active and fruitful discussions among the members of the Board and between the Board and management, and avoiding conflicts of interest and other legal and ethical problems. Accordingly, the Company's corporate governance practices are designed not only to satisfy regulatory requirements, but also to provide for effective management of the Company.

Information on the Company's corporate governance practices is available under the "Corporate Governance" tab on the "Investor Relations" page of our website at www.transact-tech.com.  The information on the website includes the Company's Corporate Governance Principles, the charters of each of the Company's Committees, and the Company's Standards of Business Conduct, which includes a code of ethics applicable to the officers responsible for financial reporting, the Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and Controller.  Due to the geographical dispersion of our directors, the directors' attendance at the annual meeting of stockholders is encouraged but we have no formal policy that requires attendance.  None of the directors with the exception of Mr. Shuldman attended the Company's 2016 Annual Meeting.

Board Leadership Structure

At present, the Board has chosen to combine the positions of Chairman of the Board and CEO of the Company, with Mr. Bart. C. Shuldman in both positions.  The Board believes it is important to retain the organizational flexibility to determine whether the roles of Chairman and CEO should be separated or combined in one individual.  While there may be circumstances in which an independent Chairman is appropriate, the Board currently believes that our CEO is the individual with the necessary experience, insight, commitment and support of the other Board members to carry out effectively the role of Chairman.

Our independent directors meet in executive session, without management or employee directors present, following most regularly scheduled Board meetings.  In addition, independent directors may convene additional executive sessions at any time. The executive sessions are led by the Chair of the committee that is responsible for the subject matter at issue (e.g., the Audit Committee Chair would lead a discussion of audit-related matters).  When it is not clear which committee has specific responsibility for the subject matter, the Chair of the Compensation and Corporate Governance Committee presides.  For this reason, and because of the small size of the Board, the Company has not designated any of the independent directors as a "lead director."

The Board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for their success or failure.  Moreover, the Board believes that combining the Chairman and CEO positions does not impede independent oversight.  All of the members of the Board are independent under NASDAQ rules except for Mr. Shuldman.

Board's Role in Risk Oversight

The Company has a strong internal control environment to identify and manage risk.  Senior management is responsible for assessing and managing the various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and programs.  These include Standards of Business Conduct, robust product quality standards and processes, and a comprehensive internal and external audit process.  Management communicates routinely with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the overall approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings and also through its four committees, each of which examines various components of enterprise risk as part of its responsibilities.  The Compensation and Corporate Governance Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.  The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management.  The Nominating Committee manages risks associated with board independence and potential conflicts of interest.   In addition, an overall review of risk is inherent in the Board's consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.  The Board of Director's role in risk oversight is consistent with our leadership structure, with the CEO, President and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its committees providing oversight in connection with these efforts.

Board Size

Our By-laws provide that the Board should not have fewer than five members and our Corporate Governance Principles provide that the Board should generally have between five and ten members.  In establishing the appropriate number of directors, the Board along with the Compensation and Corporate Governance Committee consider (i) resignations and retirements from the current Board, (ii) the availability of appropriate, qualified candidates, and (iii) the goal of assuring that the Board is small enough to facilitate active discussions and decision-making while, at the same time, is large enough to provide an appropriate mix of continuity, experience, skills and diversity so that the Board and its Committees can effectively perform their responsibilities. The Board has determined that four directors is an appropriate number of members at this time to effectively perform its responsibilities.

Criteria for Membership on the Board

The Board and its Nominating Committee consider a number of different factors in selecting nominees for director.  Some of these factors, such as integrity, are applied uniformly to all prospective candidates.  Others, such as specific industry experience, may be adopted on a case-by-case basis by the Board and the Nominating Committee based on the Company's business needs and makeup at the time a nomination is under consideration.  The Nominating Committee and the Board apply the same criteria to each candidate for the Board, regardless of whether the candidate is proposed by a stockholder or another source.  Specific criteria considered by the Nominating Committee and the Board include:

Independence.  The Board, in its Corporate Governance Principles and Committee charters, has established a policy that requires a substantial majority of the directors to be "independent" members of the Board and the Audit Committee, Nominating Committee and the Compensation and Corporate Governance Committee constituted of only "independent" directors.  The Nominating Committee and the Board consider the independence of each prospective director before election and further consider the independence of all continuing directors on at least an annual basis.  The Board has determined that Messrs. Dillon, Schwarz and Tanaka are independent in accordance with the standards of NASDAQ and the Company's criteria and Mr. Shuldman, the Company's Chairman and CEO, is not independent.  The Board applies the following criteria in determining independence, which criteria are derived from NASDAQ's listing standards as well as certain additional requirements that are imposed on certain Committee members under the rules and regulations of the SEC and the Internal Revenue Service (the "IRS"):

•
Independent Judgment. The director must not have any relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that might have an impact on the director's judgment.

•
Employment. The director must not have been an employee of the Company or any parent or subsidiary of the Company at any time during the past three years.  In addition, a member of the director's immediate family (including the director's spouse, parents, stepparents, children, stepchildren, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in the director's home other than a tenant or employee) must not have been an executive officer of the Company during the past three years.

•
Other Payments. Neither the director nor a member of his or her immediate family may have received compensation of more than $120,000 from the Company during any period of twelve consecutive months during the past three years, except for director fees, payments arising solely from investments in the Company's securities, benefits under certain Company plans and non-discretionary compensation, certain permitted loans and compensation paid to a family member who is not an executive officer of the Company.

•
Auditor Affiliation. Neither the director nor a member of his or her immediate family may be a current partner of the Company's independent auditors or have been a partner or employee of the Company's independent auditors who worked on the Company's audit at any time during the past three years.

•
Interlocking Directorships. Neither the director nor any member of his or her immediate family may be employed as an executive officer by another entity where, at any time during the past three years, any of the Company's executive officers served on the compensation committee.

•
Transactions. Neither the director nor any member of his or her immediate family may be a partner in, or a controlling stockholder or executive officer of, any organization that, during the current or any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $200,000 or 5% of the recipient's annual consolidated gross revenues for such year (excluding payments arising solely from investments in the Company's securities or paid under a non-discretionary charitable matching program).

•
Additional Standards for Audit Committee Members. Any director who serves on the Board's Audit Committee may not, directly or indirectly, have received any consulting, advisory or other compensatory fee from the Company (other than certain retirement benefits and deferred compensation) or be an affiliate of the Company (except as a director, but including by way of stock ownership).  In addition, no such director may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

Overall Board Composition.  The Board believes it is important to consider the professional skills and background, experience in relevant industries, age and diversity of its directors in light of the Company's current and future business needs.

Personal Qualities.  Each director must possess certain personal qualities, including integrity, judgment and business acumen.  In addition, each director must be no older than 80 years of age at the time of nomination or re-nomination.

Diversity.  The Board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to high standards of Board service.

Commitments.  Each director must have the time and ability to make a constructive contribution to the Board.  While the Board does not believe it is appropriate to establish a single standard regarding the number of other boards on which a director may sit, this is a factor that may be considered in reviewing a candidate's suitability.

Additional Criteria for Incumbent Directors.  During their terms, all incumbent directors on the Company's Board are expected to attend Board and Committee meetings regularly; to stay informed about the Company and its business; to participate in discussions of the Board and its Committees; to take an interest in the Company's business and provide advice and counsel to the Company's CEO; and to comply with the Company's Corporate Governance Principles and other applicable policies.

Regulatory Requirements.  The Board must have directors who meet the criteria established from time to time by NASDAQ, the SEC, the IRS and other applicable regulatory entities for service on the Board and its Committees.

Director Nomination Process

Under its charter, the Nominating Committee is responsible for identifying, reviewing and recommending individuals to the Board for nomination or election as directors. This typically involves the following steps:

•
Specific Criteria. The Nominating Committee and the Board review the overall composition of the Board in light of the Company's current and expected business needs and, as a result of such assessments, may establish specific qualifications that the Committee will seek in Board candidates.

•
Identifying New Candidates. The Nominating Committee may seek to identify new candidates for the Board (i) who possess the desired qualifications and (ii) who satisfy the other requirements for Board service.  In identifying new director candidates, the Committee may seek advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources.  The Committee may also, but need not, retain a search firm in order to assist in these efforts.

•
Reviewing New Candidates. The Nominating Committee reviews the potential new director candidates identified through this process.  This involves reviewing the candidates' qualifications and conducting an appropriate background investigation.  The Committee may also select certain candidates to be interviewed by one or more Committee members.

•
Reviewing Incumbent Candidates. On an annual basis, the Nominating Committee also reviews incumbent candidates for re-nomination to the Board. This review involves an analysis of the criteria described above that apply to incumbent directors.

•
Recommending Candidates. The Nominating Committee recommends a slate of candidates for the Board to submit for approval to the stockholders at the Annual Meeting.  This slate of candidates may include both incumbent directors and new nominees.  In addition, apart from this annual process, the Committee may, in accordance with the Corporate Governance Principles, recommend that the Board elect new members of the Board who will serve until the next annual meeting of stockholders.  At the time of making any recommendation to the Board, the Committee reports on the criteria that were applied in making the recommendation and its findings concerning each candidate's qualifications.

•
Stockholder Nominations Submitted to the Committee. Stockholders may also submit names of director candidates, including their own, to the Nominating Committee for its consideration.  The process for stockholders to use in submitting suggestions to the Nominating Committee is set forth below under "Procedures for Submitting Director Nominations and Recommendations."  Candidates who are nominated for the Board by stockholders are evaluated in the same manner as recommendations received from other sources.

Board Meetings and Executive Sessions

The Board holds regular quarterly meetings, as well as periodic special meetings.  In 2016, the Board held six meetings.  Each director attended 100% of the Board and applicable committee meetings during 2016.

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation and Corporate Governance Committee, the Nominating Committee and the Executive Committee.

Each Committee is composed entirely of independent directors and operates under a written charter.  The Chair of each Committee is selected by the Board.  Each Committee, except the Executive Committee, holds regular executive sessions at which only Committee members are present.  Each Committee is authorized to retain its own outside counsel and other advisors as it desires.

Charters for the Audit Committee, the Compensation and Corporate Governance Committee, and the Nominating Committee are available on the Company's website, www.transact-tech.com. A brief summary of the committees' responsibilities follows:

Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the Company's financial statements and accounting practices, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's independent registered public accounting firm and internal audit function.  Messrs. John M. Dillon, Thomas R. Schwarz and Graham Y. Tanaka serve as the members of the Audit Committee, with Mr. Dillon serving as Chair.  The Board has determined that each member of the Audit Committee is an independent director under the standards of NASDAQ and the SEC and meets the financial literacy requirements of NASDAQ.  In addition, the Board has determined that Mr. Dillon is an "audit committee financial expert" as defined under the rules of the SEC.  The Audit Committee met four times during 2016.

Compensation and Corporate Governance Committee. The Compensation and Corporate Governance Committee oversees the hiring and termination of all executive officers of the Company, the Company's corporate governance practices, CEO performance review and succession planning, director compensation, Board and Compensation and Corporate Governance Committee performance evaluations, stockholder communication matters, the design and management of the executive compensation programs, and the philosophy and programs for all employee compensation and benefit programs worldwide.  The Compensation and Corporate Governance Committee is responsible for determining the compensation (including salary, bonus, equity-based grants, and any other long-term cash compensation) for the Company's CEO and our other senior executives.  The Compensation and Corporate Governance Committee is comprised of Messrs. John M. Dillon, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Schwarz serving as Chair.    The Board has determined that each member of the Compensation and Corporate Governance Committee is an independent director under the standards of NASDAQ and the SEC.  The Compensation and Corporate Governance Committee met five times during 2016.

Nominating Committee. The Nominating Committee assists the Board in carrying out its responsibilities relating to the composition of the Board, including identifying, reviewing and recommending candidates to the Board for nomination as directors.  It is comprised of Messrs. John M. Dillon, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Tanaka serving as Chair.  The Board has determined that each member of the Nominating Committee is an independent director under the standards of NASDAQ and the SEC.  The Nominating Committee met once during 2016.

Executive Committee. The Executive Committee meets between scheduled meetings of the Board and has the power and authority of the Board, except as limited by the Company's By-Laws.  It is comprised of Messrs. John M. Dillon, Thomas R. Schwarz and Graham Y. Tanaka.  The Executive Committee did not meet during 2016.

Standards of Business Conduct

In order to help assure the highest levels of business ethics at the Company, the Board has approved and the Company has adopted Standards of Business Conduct (the "Standards"), which apply to the Company's directors, officers and employees.  The Standards provide an overview of the Company's policies related to employee conduct in the workplace, regulatory compliance and investigations; the Company's relationships with its customers, vendors, competitors and the public; insider trading; conflicts of interest; lobbying; political activities and contributions; accuracy of books, records and financial statements; confidentiality; and the protection of all who come forward to report suspected violations of the Standards.  In addition, the Standards are a code of ethics promoting honest and ethical conduct on the part of the Company's officers who are responsible for financial reporting, including the CEO and CFO.  The Standards mandate that these officers avoid conflicts of interest and disclose any relationship that could give rise to a conflict, protect the confidentiality of non-public information about the Company, work to achieve responsible use of the Company's assets and resources, comply with all applicable governmental rules and regulations, and promptly report any possible violation of the Standards.  The Standards require these individuals to promote full, fair, understandable and accurate disclosure in the Company's publicly filed reports and other public communications.  It sets forth standards for accounting practices and maintenance of records.  Individuals who fail to observe the terms of the Standards may face disciplinary action, including possible employment termination.

We will disclose on our website any amendment to or waiver from a provision of our Standards of Business Conduct as may be required and within the time period specified under applicable NASDAQ and SEC rules.  The Standard of Business Conduct is available under the "Corporate Governance" tab on the "Investor Relations" page of our website at www.transact-tech.com.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board currently consists of four directors and is divided into three classes.  Each class of directors is elected by the holders of the Company's common stock to serve a staggered three-year term.  At the Annual Meeting, two persons are to be elected to hold office as a director until the 2020 Annual Meeting of Stockholders or until a successor is duly elected and qualified.  The nominees for election are Thomas R. Schwarz and Bart C. Shuldman.  Both Mr. Schwarz and Mr. Shuldman have been directors of the Company since its formation in June 1996.  Should the nominees become unavailable, which is not anticipated, votes pursuant to the proxy will be cast for a substitute candidate as may be designated by the Board, or in the absence of such designation, in such other manner as the Board may in their discretion determine.  Alternatively, in such a situation, the Board may take action to fix the number of directors for the ensuing year at the number of nominees and incumbent directors who are then able to serve.

Information Concerning Directors Whose Terms Will Expire at the 2020 Annual Meeting

Thomas R. Schwarz, 80, has been a director of the Company since its formation in June 1996 and was Chairman of the Board from June 1996 to February 2001.  Mr. Schwarz was Chairman and Chief Executive Officer of Grossman's Inc., a retailer of building materials, from 1990 until his retirement in 1994.  From 1980 to 1990, he was President, Chief Operating Officer and a director of Dunkin' Donuts Incorporated, a food service company.  Mr. Schwarz is a director of Tanaka Growth Fund and another privately held company.  Mr. Schwarz graduated from Williams College in 1958 and Harvard Business School in 1964.

Mr. Schwarz's qualifications for election to the Company's Board include public company leadership experience as President, Chief Operating Officer of Dunkin' Donuts Incorporated and outside board experience as a director of Dunkin' Donuts Incorporated, Grossman's Inc., and The Tanaka Growth Fund.  He has been a director of the Company since its inception and is Chairman of the Compensation and Corporate Governance Committee.  From his past executive positions, Mr. Schwarz brings to our Board his extensive executive experience and knowledge of operating and managing complex operating companies.  Mr. Schwarz has consented to be named in this Proxy Statement and to serve if elected.

Bart C. Shuldman, 59, has been Chief Executive Officer and a director of the Company since its formation in June 1996 and has been Chairman of the Board since February 2001.  Mr. Shuldman also served as the Company's President from 1996 until June 2010.  Previously, Mr. Shuldman was Vice President of Sales and Marketing of Magnetec Corporation, a former subsidiary of Tridex, from April 1993 to August 1993, and served as President of Magnetec, and later the combined operations of Magnetec and Ithaca Peripherals Incorporated, another former Tridex subsidiary, from August 1993 to June 1996.

Mr. Shuldman's qualifications for election to the Company's Board include public company leadership experience as CEO of the Company since its inception and board experience as a director and currently Chairman of the Board of the Company.  Mr. Shuldman is also a director of a privately-held company.  Mr. Shuldman brings to our Board his experience and knowledge of our business derived from his current position as CEO.  Mr. Shuldman has consented to be named in this Proxy Statement and to serve if elected.

VOTE REQUIRED

The election of Thomas R. Schwarz and Bart C. Shuldman as directors of the Company requires the affirmative vote of a plurality of the votes of the Company's common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions by holders of such shares and broker non-votes will have no effect on the election of the director.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THOMAS R. SCHWARZ AND BART C. SHULDMAN AS DIRECTORS OF THE COMPANY.

Information Concerning Directors Whose Terms Will Expire at the 2018 Annual Meeting

John M. Dillon, 67, has been a director of the Company since 2011. Mr. Dillon is currently the CEO of Aerospike, the world's first flash-optimized database and the fastest database at scale.  Prior to joining Aerospike, Mr. Dillon served as CEO of Engine Yard, Inc., the leading cloud platform for automating and developing Ruby on Rails and PHP applications, from 2009-2014.   He served as CEO for Navis, Inc., a private company specializing in software systems for operating large marine container terminals and distribution centers, from 2002-2008.  Before Navis, he also served as CEO for Salesforce.com and President and CEO of Hyperion Solutions.  He began his career as a Systems Engineer for EDS (Electronic Data Systems) and then moved into a variety of sales management positions for various high-tech companies, including Oracle Corporation.  Mr. Dillon holds a Bachelor's degree in Engineering from the United States Naval Academy and an MBA from Golden Gate University.  He served on active duty in the nuclear submarine service for five years before beginning his civilian career.

Mr. Dillon's qualifications for election to the Company's Board include private company leadership in his current CEO role at Aerospike and in his previous CEO roles as previously discussed.  Mr. Dillon is also a director at Intacct Corporation and Centerpointe Community Bank and previously served as director of several other companies.  From his past executive and director positions, Mr. Dillon brings to our Board his extensive executive experience and knowledge operating and managing complex software and technology companies.

Information Concerning Nominee for Director Whose Term Expires at the 2019 Annual Meeting

Graham Y. Tanaka, 69, has been a director of the Company since its formation in June 1996.  Mr. Tanaka has been President of Tanaka Capital Management, Inc., an investment management firm, since 1986.  He is a director of Tanaka Funds, Inc. and Tanaka Capital Management, Inc.  Mr. Tanaka holds a Bachelor's degree in Engineering and Urban Studies from Brown University and an MBA from Stanford University and is a Chartered Financial Analyst (CFA).  Mr. Tanaka also is the author of Digital Deflation, a book that describes technology's effects on the economy.

Mr. Tanaka's qualifications for election to the Company's Board include private investment management experience as President of Tanaka Capital Management, Inc. and board experience as a director of Tanaka Funds, Inc. and Tanaka Capital Management, Inc. He has been a director of the Company since its inception and is Chairman of the Nominating Committee.  With his varied experiences as a director and investment manager working in the financial markets, Mr. Tanaka brings extensive knowledge of financial markets and financial analysis gained through his experience.

PROPOSAL 2:

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company for the 2017 fiscal year.  This selection is being presented to the stockholders for ratification at the Annual Meeting.  PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's formation in 1996.  In the event stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

No director or executive officer of the Company has any direct or indirect substantial interest, whether by security holdings or otherwise, in the ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company's 2017 fiscal year.

A representative of PricewaterhouseCoopers LLP is expected to be present via telephone during the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

The ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2017 requires the affirmative vote of a majority of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED
 BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has established a policy requiring its pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services (the "Policy").  The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.  The Policy requires the specific pre-approval of all other permitted services.  For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC's rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for the Company.  In addition, the Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm's familiarity with the Company's business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance the Company's ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

The Audit Committee may delegate to one of its members the authority to address certain requests for pre-approval of services between meetings of the Committee, and such Committee member is required to report his or her pre-approval decisions to the Committee at its next regular meeting.  The Policy is designed to ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company.  The Audit Committee monitors compliance by management with the pre-approval Policy by requiring management, pursuant to the Policy, to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S SERVICES AND FEES

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm.  Accordingly, the Audit Committee has appointed PricewaterhouseCoopers LLP to perform audit and other services for the Company.  In addition, the Audit Committee has procedures in place for the pre-approval by the Audit Committee of all services provided by PricewaterhouseCoopers LLP.  These pre-approval procedures, as amended, are described above under "Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm."

The aggregate fees billed by PricewaterhouseCoopers LLP to the Company for the years ended December 31, 2016 and 2015 are as follows:
	2016	2015
Audit Fees (1)	$414,560	$370,767
Tax Fees (2)	3,213	4,029
All Other Fees (3)	1,818	1,818
Total Fees for Services Provided	$419,591	$376,614
________
(1)
Audit Fees consist of fees related to: (i) the annual audit of the Company's financial statements, (ii) reviews of the Company's quarterly financial statements and the (iii) statutorily required audits for the Company's UK subsidiary.

(2)	Tax Fees consist of fees for the preparation of tax returns for our UK subsidiary.

(3)	All Other Fees include software license fees for the use of a web-based accounting research tool.

The Audit Committee has considered whether the provision of the above services, other than Audit Fees, is compatible with maintaining the auditors' independence and has determined that, in its opinion, they are compatible.  All of the above services during the year ended December 31, 2016, were either approved by the Audit Committee or were performed pursuant to pre-approval policies and procedures.

AUDIT COMMITTEE REPORT

Under its charter, the Audit Committee is responsible for assisting the Board in fulfilling its responsibilities to oversee the internal control over financial reporting and quality and integrity of the Company's financial statements and accounting practices, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's independent registered public accounting firm and internal audit function.

Management is responsible for preparing complete and accurate consolidated financial statements in accordance with generally accepted accounting principles.  The independent registered public accounting firm is responsible for performing independent audits of the Company's consolidated financial statements and for issuing reports about those financial statements.  The Audit Committee meets with the independent registered public accounting firm, the Chief Executive Officer and the Chief Financial Officer of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's system of internal accounting controls over financial reporting, the financial statements contained in the Company's Annual Report to Stockholders and other related matters.  Separate meetings are held with the independent registered public accounting firm and management.

In connection with its duties, the Audit Committee has taken the following actions:

•	It has reviewed and discussed the audited financial statements, as well as the assessment of internal controls over financial reporting, with management.

•
It has discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the financial statements in accordance with generally accepted accounting principles, the matters required to be discussed by the statement on Auditing Standards No. 1301, "Communication with Audit Committees," as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
It has received from the independent registered public accounting firm the written disclosures describing any relationships between the independent registered public accounting firm and the Company and the letter confirming their independence as required by applicable legal requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm matters relating to their independence.

•
Based on its review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2016 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

John M. Dillon, Chair
Thomas R. Schwarz
Graham Y. Tanaka

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we seek your advisory vote on the compensation of the Company's named executive officers as described in the "Compensation, Discussion and Analysis" section tabular disclosure regarding such compensation and accompanying narrative disclosure set forth in this Proxy Statement. We ask that you support the compensation of our named executive officers as disclosed below. Your vote is advisory only, and therefore non-binding, but we can assure you that whatever the outcome of the vote, the Compensation and Corporate Governance Committee (the "Compensation Committee") and the Board will review the results carefully and take the results into account in future compensation decisions. The Compensation Committee believes the Company's executive compensation program reflects a strong pay-for-performance philosophy and is aligned with the stockholders' long-term interests.
We believe that our programs are currently structured in the best manner possible to sustain our organizational and strategic goals, as well as to support our unique culture. Elements of our compensation program and philosophy include:

•	Seeking alignment between short-term incentive metrics such as EBITDA and stock price and stockholder value over the long term.

•	Regular review of our executive compensation programs by our independent Compensation Committee and engagement of an independent compensation consultant, as necessary or appropriate.

•
Monitoring our programs against other companies in the marketplace with whom we compete for talent and against whom we measure our success, noting in particular that this group of companies may change rapidly as the Company experiences its own growth.

•
Engaging in rigorous talent reviews of our senior executives to ensure they remain committed to the Company's short and long-term goals, developing or obtaining the skills to manage in the current economy and preparing for the inevitable succession that naturally occurs in any organization.

•	Maintaining conservative benefit programs primarily directed and offered to all employees.

•	Providing executive officers nominal perquisites.

VOTE REQUIRED

Stockholders are being asked to vote on the following resolution:

RESOLVED: That the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement pursuant to item 402(d) of Regulation S-K, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure.

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee.  However, the Board values stockholders' opinions and the Board and Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4:

TO APPROVE AN AMENDMENT TO THE COMPANY'S 2014 EQUITY INCENTIVE PLAN

The Board of Directors has unanimously adopted and recommends that the stockholders consider and approve an amendment to the 2014 Equity Incentive Plan (the "Plan") to increase the number of shares of common stock which may be subject to awards granted under the Plan by 800,000 shares from its current level of 600,000 to 1,400,000.

The purpose of the Plan is to provide a way for the Company to attract and retain the best available talent and encourage the highest level of performance by employees and other persons who perform services with the Company.  By affording eligible persons the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company, the Plan is expected to serve the best interests of the Company and its stockholders.

The Plan currently authorizes the issuance of up to 600,000 shares of common stock pursuant to awards granted under the Plan.  As of March 24, 2017, 439,650 stock options to purchase common stock have been granted and were outstanding, 74,800 restricted stock units have been issued and were outstanding, which include awards with performance-based vesting assuming the maximum payout of 200%, 51,809 shares of common stock have been issued and were outstanding pursuant to the grant of deferred stock units and 7,550 shares of common stock have been issued pursuant to the exercise of stock options or the vesting of other stock awards granted under the Plan.  Therefore, only 26,191 shares were available for future grant under the Plan as of March 24, 2017.

To assure that sufficient shares are available to provide incentives to those employees, directors, officers and consultants of the Company and any subsidiaries who will be responsible for the Company's future growth and continued success, and to attract new employees, the Board of Directors has voted to adopt this amendment to the Plan, and is now presenting it for stockholder approval.  The amendment increases by 800,000 shares, to 1,400,000 shares, the number of shares of common stock which may be issued pursuant to awards granted under the Plan.  The maximum number of future shares that may be issued under the Plan, as amended, represents approximately 11.2% of the total number of shares of the Company's common stock outstanding on March 24, 2017, excluding treasury shares.

A discussion of the material features of the Plan follows, which discussion is subject to and qualified by the complete text of the Plan.

DESCRIPTION OF THE PLAN

The purpose of the Plan is to advance the interests of the Company by providing for the grant to participants of stock-based and other incentive awards, all as more fully described below.  If the amendment is approved, the Plan will increase by 800,000 shares to a maximum of 1,400,000 shares of common stock that may be delivered in satisfaction of awards made under the Plan.  In 2015 and 2016, the Company made equity awards under the Plan totaling 228,000 shares and 320,000 shares, respectively.  The Company estimates that the additional 800,000 shares under the Plan amendment will provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for approximately three years, which the Board determined to be sufficient to provide flexibility to attract and retain directors, executives and other employees with equity incentives.

The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights, or "SARs", granted to any person in any calendar year will each be 500,000.  The maximum number of shares subject to other awards granted to any person in any calendar year will be 500,000 shares.  The maximum amount payable to any person in any year in the case of an award denominated in cash will be $750,000.  In the event of a stock dividend, stock split or other change in our Company's capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator (as defined below) will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change.  The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards.

Administration.  The Compensation and Corporate Governance Committee will administer the Plan.  The term "Administrator" is used in this Proxy Statement to refer to the person (the Committee and its delegates) charged with administering the Plan.  The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures, and otherwise do all things necessary to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan are conclusive and bind all parties.  Awards may be in the form of options, SARs, restricted or unrestricted stock, stock units (including restricted stock units), performance awards and cash awards.

Eligibility.  Participation is limited to those key employees and directors, as well as consultants and advisors, who are selected by the Administrator to receive an award.

Stock Options.  The Administrator may from time to time award options to any participant subject to the limitations described above.  Stock options give the holder the right to purchase shares of common stock of the Company within a specified period of time at a specified price.  Two types of stock options may be granted under the Plan: incentive stock options, or "ISOs", which are subject to special tax treatment as described below, and nonstatutory options, or "NSOs".  Eligibility for ISOs is limited to employees of the Company and its subsidiaries.  The exercise price of a stock option cannot be less than the fair market value of the common stock subject to the stock option at the time of grant.  The Administrator determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options.  The maximum term of stock options and SARs granted under the Plan cannot exceed ten years.

Stock Appreciation Rights.  The Administrator may grant SARs under the Plan.  An SAR entitles the holder upon exercise to receive an amount, payable in shares of common stock, equal to the excess of the fair market value of the shares of common stock subject to the SAR over the fair market value of such shares at the date of grant.

Stock Awards; Stock Units.  The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock.  Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met.  Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends.  Other awards under the Plan may also be settled with restricted stock.  The Plan also provides for awards of stock units, which are unfunded and unsecured promises to deliver common stock or cash (measured by the value of common stock) in the future.  Stock units may be restricted, meaning that the delivery of common stock or cash with respect to the stock unit is subject to the satisfaction of specified performance or other vesting conditions.

Performance Awards.  The Administrator may also make awards subject to the satisfaction of specified performance criteria.  The performance criteria used in connection with a particular performance award will be determined by the Administrator.  In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Administrator will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.  The Administrator will determine whether the performance targets or goals that have been chosen for a particular Performance Award have been met.

General Provisions Applicable to All Awards.  Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution.  During a recipient's lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient.  Shares delivered under the Plan may consist of either authorized but unissued shares or treasury shares.  The number of shares delivered upon exercise of a stock option is determined net of any shares transferred by the optionee to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Change in Control. In the event of a change in control of the Company, each award requiring exercise will become fully exercisable, the restrictions (including service-based and performance-based restrictions) on each outstanding share of stock and each outstanding stock unit will lapse, and the delivery of shares of stock deliverable under each outstanding award of stock units will, to the extent consistent with the deferred compensation rules under Section 409A of the Internal Revenue Code, be accelerated and such shares will be delivered, prior to the transaction, in each case on a basis that gives the holder of the award a reasonable opportunity, as determined by the Administrator, following exercise of the award or the delivery of the shares, as the case may be, to participate as a stockholder in the transaction.

For purposes of the foregoing, a "change in control" of the Company will be deemed to occur upon  any of (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not, and is not a subsidiary of, a publicly owned corporation in which the stockholders of the Company immediately prior to the transaction continue to own beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company, (ii) a sale, exchange or other disposition of all or substantially all the Company's assets, or (iii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company. As used herein, "voting power" means ordinary voting power for the election of directors of the Company.

After the foregoing change in control vesting and acceleration provisions, if applicable, have been given effect, awards that are not assumed and that involve restricted stock or the future delivery of stock will terminate upon a change in control (or other corporate transaction or series of transactions) in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding stock, or a sale or transfer of all or substantially all of the Company's assets, or a dissolution or liquidation of the Company.  The Administrator may, but need not, provide for a substitution or assumption of awards or a cash-out of awards in connection with any such transaction, or for acceleration even where acceleration is not otherwise required, on terms specified in the Plan.

Amendment.  The Administrator may at any time or times amend the Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of awards.  The Administrator may not, however, alter the terms of an award so as to affect adversely the participant's rights under the award without the participant's consent, unless the Administrator expressly reserved the right to do so at the time of the award.  Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

NEW PLAN BENEFITS

The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time.   In February and April 2016, the Compensation Committee awarded grants to Mr. Shuldman, Mr. DeMartino, Mr. Newmark, Mr. Hoffman and Mrs. Chernay of stock awards to purchase or convert on a one-to-one basis 130,000, 40,700, 39,100, 5,000 and 5,000 shares, respectively.  The vesting terms of the grant of stock options are outlined in the table entitled "Grants of Plan-Based Awards in 2016."  The level of awards granted in 2016 was higher than the prior year as a result of a compensation study conducted by the Compensation Committee in 2015.  For further details on the compensation study and compensation plan implemented see the "Executive Compensation – Compensation Discussion and Analysis" section below.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company's common stock that may be issued upon the exercise of options, vesting of awards, warrants and rights under all of the Company's existing equity compensation plans as of December 31, 2016.

Plan category	(a) Number of securities to be issued upon exercise / vesting of outstanding stock awards, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2005 Equity Incentive Plan	642,538	$8.35	-
2014 Equity Incentive Plan	549,234	7.21	25,816
Total	1,191,772	$7.83	25,816

FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN AWARDS

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the Plan and is based on the Internal Revenue Code as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security, employment or foreign tax consequences, which may be substantially different.

Awards of Shares; Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as being subject to a substantial risk of forfeiture until the short swing profits rule no longer applies with respect to such shares. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code ("Section 83(b)") to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain in an amount equal to the difference between the amount received on the disposition of the shares, and the amount taken into income as a result of the Section 83(b) election plus the purchase price, if any. The gain will be taxable at the applicable capital gains rate. If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election. To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units. A participant generally is not taxed upon the grant of a restricted stock unit. Generally, if a restricted stock unit is designed to be paid on or shortly after the restricted stock unit is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if a restricted stock unit is not designed to be paid on or shortly after the restricted stock unit is no longer subject to a substantial risk of forfeiture, the restricted stock unit may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the restricted stock unit is designed to meet the requirements of Section 409A, and actually meets those requirements, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant and the Company will be entitled to an income tax deduction for the same amount. However, if the restricted stock unit does not meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty-percent (20%) excise tax plus penalty interest, and additional tax could be imposed each following year.

Performance Share/Unit Awards; Stock Appreciation Rights ("SARs"). A participant generally is not taxed upon the grant of a performance share/unit or SAR. The participant will recognize taxable income at the time of settlement of the performance share/unit or at the time of exercise of the SAR in an amount equal to the amount of cash and the fair market value of the shares received upon settlement or exercise. However, if the participant is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the participant will recognize taxable income in an amount equal to the amount of cash received at the time of receipt, plus the fair market value of the shares when the shares are no longer subject to the short swing profits rule, unless the participant makes a timely election under Section 83(b) of the shares received upon such settlement or exercise. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit or exercise of an SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.

Nonqualified Stock Options ("NQSOs"). A participant generally is not taxed upon the grant of an NQSO, unless the NQSO has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise. If the participant is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the participant recognizes ordinary income in the amount by which the fair market value of the shares determined as of a later date exceeds the exercise price for the shares, with such later date being the earlier of (i) the expiration of six months from the date of exercise, or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b) of the Exchange Act, unless the participant makes a timely election under Section 83(b), in which event the fair market value of the shares will be determined on the date of exercise. The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company's tax year during which the participant recognizes ordinary income.

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is greater than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options ("ISOs"). A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following ISO exercise, the participant's gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant may recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Golden Parachute Payments. The terms of the agreement evidencing an award under the Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as "parachute payments" under the golden parachute provisions in Section 280G of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for "excess parachute payments" made to "disqualified individuals," and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, "disqualified individuals" are generally officers, stockholders or highly compensated individuals performing services for the Company, and the term "excess parachute payments" includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) exceed three times the recipient's average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining "excess parachute payments." If payments or accelerations occur with respect to awards granted under the Plan, certain amounts in connection with such awards may possibly constitute "parachute payments" and be subject to these "golden parachute" tax provisions, although the amount of such parachute payments may be cut back in order to avoid making excess parachute payments.

Potential Limitation on Company Deductions. Under Section 162(m), certain remuneration in excess of $1 million may be nondeductible if paid to any "covered employee" of a publicly held corporation (generally the corporation's chief executive officer and its next three most highly compensated executive officers, excluding the chief financial officer, in the year that the compensation is paid), unless an exemption applies.  The Plan is generally intended to provide for the grant of awards that can satisfy the requirements for an exemption from this deduction limitation.

VOTE REQUIRED

Approval of the amendment to the 2014 Equity Incentive Plan requires the affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2014 EQUITY INCENTIVE PLAN.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the philosophy, approach, and elements used by us and the Compensation Committee of our Board, which is composed entirely of independent directors of the Company, to define, manage, and review the compensation paid to our executives.  Our philosophy and approach to executive compensation apply to all executive officers of the Company, including those executives designated as named executive officers ("NEOs").  The Company's NEOs are the CEO, CFO and each of the other three most highly compensated officers.

Philosophy and Objectives of the Compensation Program

The philosophy behind our executive compensation program is premised on the belief that our compensation should be primarily performance-based and should be competitive with other similarly-sized companies in similar industries.  The primary objectives of our compensation program are to:
•	Attract, engage, retain, and reward executive officers;
•	Motivate employees and encourage individual initiative and effort;
•	Help to achieve key business objectives and attain Company goals; and
•	Align executives' interests closely with those of the Company and its stockholders to drive long term sustainable earnings growth.

Our executive compensation program principally includes base salary, an annual incentive cash performance bonus and equity incentive awards.  The Compensation Committee believes that each element of the total compensation program helps to ensure that the efforts of our executive officers support the creation of stockholder value by focusing on short-term and long-term performance goals, promoting retention of Company stock and an ownership mentality, and linking individual performance to the Company's overall performance.  The Committee retains its discretion to modify the compensation program elements in response to the needs of the Company.  Except as otherwise prohibited by law or the Company's organizational documents, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.

The elements of our executive compensation program are periodically reviewed and analyzed using current publicly available market data, contemporary market trends in the industries in which the Company operates and periodic reviews of compensation and benefit surveys.  Although we perform periodic reviews of salary surveys and occasionally use compensation consultants to analyze elements of our compensation program, we do not believe that it is appropriate to establish compensation levels based solely on the use of such surveys or analysis or to specifically target any particular market compensation level.  This information is simply used as a market check and as one data point in reviewing our executive compensation program.

The Compensation Committee reviews Company executive officer compensation and performance data to determine whether the Company's executive compensation program is competitive and reasonable.  The Compensation Committee, on occasion, meets with the CEO and CFO to obtain recommendations with respect to the Company's compensation programs, practices and packages for the other executive officers, senior managers and other employees.  Our CEO and CFO, with the assistance and support of the human resources department, provide recommendations regarding the design of the Company's compensation program to the Compensation Committee.  The Compensation Committee considers, but is not bound to accept, management's recommendations with respect to executive compensation.

During 2015, the Compensation Committee retained Compensation Advisory Partners, an independent compensation consultant, to assist the Compensation Committee in assessing the competitiveness of the Company's total compensation program for the Company's CEO, CFO and Executive Vice President, Sales and Marketing, with the goal of implementing compensation changes in 2016, if any, based on Compensation Advisory Partners' advice and/or recommendations.  Compensation Advisory Partners' work included a review of total compensation paid to the Company's CEO, CFO and Executive Vice President, Sales and Marketing assessing their compensation relative to individuals holding similar positions at companies in similar industries and size and providing market-based compensation data for base salaries, annual cash incentive awards and long-term equity awards for the CEO, CFO and Executive Vice President, Sales and Marketing.

Compensation Advisory Partners used two sources to develop their recommendations to the Compensation Committee.  The first source was Towers Watson's 2015 CSR General Industry Top Management Compensation Survey Report-U.S. which is based on the responses of 410 organizations, both publically and privately held, reporting data on 7,374 incumbents.  Of the 410 organizations surveyed by Towers Watson, Compensation Advisory Partners used benchmarking data from those companies with reported annual revenue of approximately $70 million.  The second source was Compensation Advisory Partners' own proprietary database of public general industry companies, excluding financial service companies, using benchmarking data from those companies that have annual revenue between $30 million and $175 million and a market capitalization between $30 million and $175 million.  This benchmarking data resulted in the use of 62 companies for the CEO position, 53 companies for the CFO position and 21 companies for the Executive Vice President, Sales and Marketing position.

Beginning in 2016, based on the review conducted by Compensation Advisory Partners, the Compensation Committee revised the elements of the Company's annual and long-term incentive compensation programs to further align the Company's CEO, CFO and Executive Vice President, Sales and Marketing annual incentive compensation with the goal of building longer-term stockholder value.

The Compensation Committee similarly engaged Compensation Advisory Partners in connection with the review of the compensation of our directors, as discussed below under "Director Compensation for Fiscal Year 2016."

Compensation Advisory Partners did not advise management of the Company and neither it nor its affiliates received any compensation from the Company for services other than those performed for the Compensation Committee.  The Committee reviewed the independence of Compensation Advisory Partners and concluded that no conflict of interest was raised by the services provided by Compensation Advisory Partners.  The Compensation Committee has not deemed it necessary to engage any further consultants for the purpose of reviewing total executive compensation or individual compensation elements, although the Company continues to use the results of Compensation Advisory Partners' review as a guideline for the overall executive compensation program.

Elements of the Company's Compensation Program

The principal elements of the Company's compensation program are base salary, an annual incentive cash bonus and equity incentive awards.

Base Salary: In general, base salaries for employees, including executive officers, are established based on the scope of their responsibilities, individual contribution, prior experience, sustained performance, external market data and anticipated level of difficulty of replacing the employee with someone of comparable experience and skill.  Base salary for each executive is reviewed on an annual basis as part of our Company-wide merit review process.  The amount of any merit increase to an executive's base salary is determined based on a combination of the current position of the executive's pay against market data and the executive's performance and results during the past year.  Our CEO is responsible for assessing the performance of each executive reporting to him.  Our Compensation Committee assesses the performance of our CEO.

Annual Incentive Cash Bonus:  We have historically maintained an annual incentive cash bonus program for all executive officers, except for those who receive sales commissions, which provides our executives with the opportunity to receive performance bonuses in the form of cash upon the attainment of certain annual financial objectives, as well as performance and business objectives.  The incentive bonus opportunity is designed to be a significant portion of executive compensation in order to create and maintain a strong incentive for our executives to achieve or exceed our business strategic and annual financial objectives.  Historically, 75% of each executive's Target Bonus (as defined below) was based on achievement of a specified level of earnings before interest, taxes, depreciation and amortization ("EBITDA") and 25% was based solely on achievement of specific strategic performance and business objectives.  However, based on the recommendation of Compensation Advisory Partners, beginning in 2016, 50% of each executive's Target Bonus is based on achievement of an EBITDA target and 50% is based solely on achievement of specific individual strategic performance and business objectives.

           To ensure alignment of compensation with our business objectives, our CEO and other executive officers establish specific quantitative and qualitative performance metrics for our business each fiscal year.  These performance metrics as used for incentive bonus are then reviewed and approved by our Compensation Committee.  The metrics are aligned with our strategic and annual business plans and are reviewed by our Board and Compensation Committee.  For 2016, the quantifiable metric of our annual incentive bonus program consisted of a target level of EBITDA of $8,000,000, excluding the effect of external acquisition related expenses (the "EBITDA Target").  The minimum and maximum EBITDA performance metrics set forth in the incentive bonus program by our Compensation Committee were $6,000,000 and $12,125,000, respectively, excluding the effect of external acquisition related expenses.

Our executive officers, except for those that receive sales commissions, participate in the incentive bonus program.  Each of our NEOs participates in the incentive bonus program, with the exception of Mrs. Chernay who is eligible to earn sales commission on our casino and gaming annual sales.  Bonuses are paid under the incentive bonus program only if the Company meets the specified quantifiable performance objectives and/or the executive meets specified individual strategic performance and business objectives.  The incentive cash bonus that any particular executive is eligible to earn is established as a percentage of the individual's base salary ("Target Bonus").  The Target Bonus percentages for 2016 for each of our NEOs who participated in the incentive bonus program were as follows:  Mr. Shuldman, 75%; Mr. DeMartino, 50%; Mr. Newmark, 40%; and Mr. Hoffman, 30%.  For 2016, 50% of each executive's Target Bonus was based on achievement of the EBITDA Target (the "EBITDA Bonus Amount") and 50% was based solely on achievement of individual strategic performance and business objectives established by the CEO and the Compensation Committee for each participant (the "Performance Bonus Amount").  No EBITDA Bonus Amount is payable unless EBITDA, as adjusted, exceeds the specified threshold ($6,000,000 for 2016), however the executive may still earn the Performance Bonus Award based solely on the achievement of certain qualitative non-financial objectives.  Above the threshold, the EBITDA Bonus Amount is adjusted upward on a sliding scale ranging from 3% up to a maximum of 150% of the Target Bonus for 2016.

With respect to the Performance Bonus Amount, performance objectives include personal goals that support the Company's overall business objectives as well as other financial and non-financial measurements.  The Compensation Committee is responsible for determining achievement of performance objectives for the CEO.  The CEO is responsible for determining achievement of performance objectives for each of his direct reports.  For other participants, achievement of performance objectives will be determined by the President or the appropriate Vice President or manager.  For 2016, the Performance Bonus Amount ranged from 0% to 50% of the Target Bonus depending on the level of achievement.

Equity Incentive Awards:  The goal of our equity-based incentive awards is to align the interests of our executives with our stockholders and to provide executives with a long-term incentive to manage the Company from the perspective of an owner with an equity stake in the business.  Because vesting of our stock awards is based on continued employment, our equity-based incentives also facilitate the retention of executives through the term of the awards.  Generally, we believe that stock options have proven to be an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of stock options to our future stock price performance – i.e. executives are able to profit from stock options only if our stock price increases in value over the stock option's exercise price.

For 2016, based on the review conducted by Compensation Advisory Partners, the Compensation Committee revised the elements of long-term compensation for the Company's CEO, CFO and Executive Vice President, Sales and Marketing to provide further alignment with stockholders and enhance our pay for performance objectives.  Beginning in 2016, the Company's CEO, CFO and Executive Vice President, Sales and Marketing are awarded three types of long-term equity awards: (1) non-qualified stock options ("NQSOs"), (2) restricted stock units ("RSUs") and (3) performance share awards ("PSAs").

Grants of long-term incentive awards are approved annually by the Compensation Committee at its regularly scheduled meeting typically on or about March 1. While the majority of equity awards (historically, stock options) to our employees are made under our annual grant program, the Compensation Committee may grant equity awards to employees at other times, including at the time of hire of an employee, promotion of an employee, to reward an employee, for retention purposes or in other circumstances as recommended by the CEO or the Compensation Committee.  In determining the size of the long-term equity incentives to be awarded to employees, we take into consideration a number of factors including, but not limited to, relative job scope, individual performance level, prior contributions to the Company, the need to retain the employee, the size of prior grants and competitive market data.  Based upon these factors, the Compensation Committee determines the size of the equity incentives at levels it considers appropriate to create meaningful opportunity for reward predicated on the creation of long-term stockholder value.

The total dollar value of each executive's equity incentive award is set based on competitive market data provided by Compensation Advisory Partners during their compensation study and is divided in the following proportions: 40% NQSOs, 30% RSUs and 30% PSAs.  NQSOs vest 25% per year over four years and have a ten-year term.  The exercise price of options granted is set at the closing price of our common stock on the date of grant.  RSUs convert to common stock on a one-to-one basis and vest 25% per year over four years.  PSAs are earned on a variable basis dependent upon level of achievement against a long-term performance metric, which for 2016 was a two-year combined EBITDA target for 2016 and 2017.  Vesting of PSAs ranges from a threshold payout of 50% of target to a maximum payout of 200% of target, depending on the level of performance achievement.  Below threshold-level performance will result in a payout of 0% of target.  Earned PSAs convert to shares of common stock on a one-for-one basis.  As of December 31, 2016 we are estimating to achieve approximately 85% of our two-year EBITDA target for 2016 and 2017 which would result in a payout of 63.5% of the PSAs granted during 2016.

2016 Executive Compensation

The specific compensation decisions made for each of our executive officers for 2016 reflect the performance of the Company against key financial and operational measurements, as well as performance against objectives.

Base Salary:  The Company's Director, Human Resources and the CEO and CFO review and discuss the NEOs' (other than the CEO and CFO) base salaries.  In connection with establishing the NEOs' (other than the CEO and CFO) base salary adjustments, the Director, Human Resources provides merit increase percentage guidelines based on market compensation data, knowledge of competitive market practices and the Company's salary budget.  The merit increase percentage guidelines (the "Merit Increase Guideline") for the 2016 base salary increases for all NEOs serving at the time were from 0% to 3%.  After considering the Merit Increase Guideline and evaluating each NEO's performance and the position of his or her current base salary, the CEO, as direct supervisor, makes a specific base salary adjustment recommendation to the Compensation Committee (other than for himself).  Each NEO's actual base salary adjustment, if any, is determined by the Compensation Committee.

In determining the base salary of the NEOs for 2016 the Compensation Committee evaluated the overall performance of the Company and the individual's contributions to that performance, as well as the performance of the sales unit or function that each leads when relevant, and market data.  Based on individual considerations with respect to each NEO such as his or her experience and contributions to the Company, and recognizing that the Company must also react to a competitive marketplace on a case-by-case basis when seeking to recruit and retain executives, the Compensation Committee strives to set each NEO's base salary within the Merit Increase Guideline, if warranted.  For 2016, each NEO's base salary adjustment was in line with the Merit Increase Guideline.  No additional adjustments were considered necessary to executive compensation in 2016 other than this customary annual base salary increase.

Annual Incentive Cash Bonus Program:  During 2016, the Company achieved adjusted EBITDA of $7,142,000, as reviewed and approved by the Compensation Committee.  These results were approximately 11% below the EBITDA Target of $8,000,000, resulting in a payout at 60% of the EBITDA Target for the EBITDA bonus amount.  Each NEO achieved all of his/her performance objectives set for 2016.  Therefore, for 2016, the incentive cash bonus payout for all eligible employees based on both financial and performance objectives achievement was approved at 80% of each individual's annual Target Bonus. For 2016, Mr. Shuldman, Mr. DeMartino, Mr. Newmark and Mr. Hoffman were paid cash incentive bonuses of $300,000, $132,955, $90,640 and $54,254, respectively.  These amounts are shown in the "Summary Compensation Table" below under the "Non-Equity Incentive Plan Compensation" column.  These bonuses were calculated as a percentage of each executive's base salary in effect as of March 2016.  Mrs. Chernay was not eligible to participate in the incentive bonus program as she earned commissions based on annual sales from her sales unit.  Mrs. Chernay received a commission, paid monthly, equal to approximately 0.3% of sales achieved by her sales unit during 2016, resulting in the payout amount shown in the "Summary Compensation Table" under the "Bonus" column.

Equity Incentive Awards:  For 2016, our CEO recommended to the Compensation Committee a total equity award dollar value range for each executive officer, other than the CFO and Executive Vice President, Sales and Marketing, primarily based on the compensation study performed by Compensation Advisory Partners as discussed above.  After considering our CEO's recommendations and the compensation study, the Compensation Committee, with our CEO's participation, determined the total equity award dollar value for each NEO other than our CEO.  The Compensation Committee determined our CEO's total equity award dollar value without input of management.  The Compensation Committee considered several factors in making its determinations, including our CEO's recommendations, the Compensation Advisory Partners compensation study, the Company's performance, each NEO's position within the Company and his/her perceived potential contributions to the Company, and the Compensation Committee's subjective understanding of competitive practices in the marketplace with respect to equity awards.  The factors used by our CEO to determine recommendations regarding total equity award dollar value ranges for each NEO and by the Compensation Committee to establish each NEO's total equity award dollar value were assessed by our CEO and the Compensation Committee, respectively, on a subjective basis.

On February 25, 2016, the Compensation Committee awarded a grant to Mr. Shuldman, Mr. DeMartino, Mr. Newmark, Mr. Hoffman and Mrs. Chernay of stock options to purchase 98,200, 30,700, 29,500, 5,000 and 5,000 shares, respectively.  On February 25, 2016, the Compensation Committee awarded a grant of restricted stock units to Mr. Shuldman, Mr. DeMartino and Mr. Newmark of 16,800, 5,300 and 5,100, respectively.  On April 28, 2016, the Compensation Committee awarded a grant of performance stock awards to Mr. Shuldman, Mr. DeMartino and Mr. Newmark of 15,000, 4,700 and 4,500, respectively.  The vesting terms of the grant of each stock award are outlined in the table entitled "Grants of Plan-Based Awards in 2016."  The level of awards granted to each NEO was in line with the recommendations received from Compensation Advisory Partners' study performed in 2015.  The total dollar value of the awards granted to Mr. Shuldman, Mr. DeMartino and Mr. Newmark increased from prior years, based on the recommendations received from Compensation Advisory Partners.  In addition, the Compensation Committee's decision to grant three types of equity awards in the following proportions was also based on the recommendation of Compensation Advisory Partners: 40% NQSO, 30% RSUs and 30% PSAs.

Results of 2016 Annual Meeting

At our 2016 Annual Meeting, 87.8% of the votes cast by stockholders voted, on an advisory basis, to approve the compensation of the Company's NEOs.  The Board considered these voting results and evaluated our executive compensation practices. After considering the principles underlying our executive compensation practices and the results of last year's advisory vote on executive compensation, the Board reaffirmed the basic elements of our executive compensation program and policies for 2017.  Our Compensation Committee also engaged Compensation Advisory Partners and implemented the program changes described above for 2016, including the use of performance share awards as part of our annual equity incentive awards.  The Board has adopted a policy of providing for annual say-on-pay votes.

Tax Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, the deduction that a publicly-held corporation may claim for compensation in any year to any of its CEO or other three most highly compensated executive officers (other than the CFO) is limited to $1 million, subject to certain exceptions and special rules.  Qualifying performance-based compensation is exempt from this limitation.  Our compensation programs are designed to allow certain elements of our executive compensation to be eligible for this performance-based compensation exemption.  While we believe that factors other than tax deductibility are relevant in determining appropriate levels and types of compensation and although the levels and types of compensation that we pay to our executive officers are not expected to be nondeductible by reason of the $1 million limit, we reserve the right in appropriate circumstances to pay compensation that may not be deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for the 2017 Annual Meeting.

COMPENSATION AND CORPORATE
GOVERNANCE COMMITTEE

Thomas R. Schwarz, Chair
John M. Dillon
Graham Y. Tanaka

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned by each of the NEOs in 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus (2)($)	Option Awards (3)($)	Stock Awards (4)($)	Non-Equity Incentive Plan Compensation(5)($)	All Other Compensation ($)		Total ($)
Bart C. Shuldman (1)	2016	498,698	-	160,066	227,334	300,000	43,507	(6)	1,229,605
Chairman and Chief	2015	493,232	-	108,500	-	469,803	42,627	(6)	1,114,162
Executive Officer	2014	489,917	-	248,404	-	369,924	43,033	(6)	1,151,278

Steven A. DeMartino	2016	330,527	-	50,041	71,461	132,956	23,172	(7)	608,157
President, Chief Financial	2015	322,707	-	86,800	-	204,919	23,116	(7)	637,542
Officer, Treasurer and Secretary	2014	320,900	-	74,521	-	161,353	22,797	(7)	579,571

Andrew J. Newmark (9)	2016	281,663	-	48,085	68,583	90,640	10,376	(8)	499,347
Executive Vice President,	2015	259,135	-	54,250	-	139,700	6,822	(8)	459,907
Sales & Marketing	2014	-	-	-	-	-	-		-

Andrew J. Hoffman	2016	224,792	-	8,150	-	54,254	19,998	(7)	307,194
Senior Vice President	2015	218,245	-	21,700	-	83,620	19,920	(7)	343,485
Operations	2014	211,888	-	37,261	-	63,925	19,614	(7)	332,688

Tracey S. Chernay	2016	183,000	77,936	8,150	-	-	19,259	(7)	288,345
Senior Vice President	2015	183,000	86,881	16,275	-	-	18,805	(7)	304,961
Casino, Gaming & Lottery Sales	2014	183,000	65,467	37,261	-	-	18,466	(7)	304,194

_______
(1)	Mr. Shuldman is a director of the Company, but does not receive any separate compensation for those services.

(2)	Bonuses paid to Mrs. Chernay represent commissions on casino and gaming annual sales.

(3)
Amounts reflect the grant date fair value of stock options, calculated in accordance with FASB ASC Topic 718, but excluding the effect of estimated forfeitures.  The option award in 2014 was granted under the Company's 2005 Equity Incentive Plan and the option awards in 2015 and 2016 were granted under the Company's 2014 Equity Incentive Plan.  For information on the valuation assumptions with respect to these awards, refer to the notes of the Company's financial statements in the Form 10-K for the years ended December 31, 2014, 2015 and 2016, as filed with the SEC.  Please see the "Outstanding Equity Awards at 2016 Fiscal Year-End" table for a description of option awards.  There were no forfeitures of stock compensation awards by this group during the year.

(4)
Amounts reflect the grant date fair value of RSUs and PSAs calculated in accordance with FASB ASC Topic 718 but excluding the effect of estimated forfeitures.  These stock awards were granted under the Company's 2014 Equity Incentive.  The grant date fair value of the PSAs assuming maximum performance achievement is as follows: Mr. Shuldman, $240,300; Mr. DeMartino, $75,294; and Mr. Newmark, $72,090.For information on the valuation assumptions with respect to the RSUs and PSAs reported in this column, refer to the notes of the Company's financial statements in the Form 10-K for the years ended December 31, 2016, as filed with the SEC.  Please see the "Outstanding Equity Awards at 2016 Fiscal Year-End" table for a description of stock compensation awards.  There were no forfeitures of stock compensation awards by this group during the year.

(5)
Amounts represent incentive cash bonuses earned under the Company's annual incentive cash bonus program.  For Mr. Shuldman and Mr. DeMartino, for 2014 and 2015, 30% of these incentive bonus amounts were paid in the form of deferred stock units with the remainder paid in cash.

(6)
For Mr. Shuldman, this amount consists of an automobile allowance of $19,200, Company contributions under the Company's 401(k) Plan of $7,950, life insurance and disability insurance premiums of $12,007 and tax return preparation fees of $4,350.

(7)
For Mr. DeMartino, Mr. Hoffman and Mrs. Chernay, these amounts consist of automobile allowances of $12,000, $6,000 and $6,000, respectively, Company contributions under the Company's 401(k) Plan of $7,950 for Mr. DeMartino, Mr. Hoffman and Mrs. Chernay, life insurance and disability insurance premiums of $3,222, $6,048 and $5,309, respectively.

(8)	For Mr. Newmark, these amounts consist of Company contributions under the Company's 401(k) Plan of $7,950 and life insurance premiums of $2,426.

(7)	Mr. Newmark was hired as Executive Vice President, Sales and Marketing on January 12, 2015 at an annual base salary of $275,000.

GRANTS OF PLAN-BASED AWARDS IN 2016

The following table sets forth information concerning the grant of cash plan-based awards to NEOs in 2016:
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Bart C. Shuldman	187,500	375,000	750,000
Steven A. DeMartino	83,097	166,194	332,388
Andrew J. Newmark	56,650	113,300	226,600
Andrew J. Hoffman	33,909	67,817	135,634
Tracey S. Chernay	-	-	-
________
(1)
Represents target payout under our annual incentive cash bonus program for 2016.  Actual amounts paid in March 2017 for 2016 performance are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.  The maximum amounts assume a payout of 200% of the NEO's annual Target Bonus.  The annual incentive cash bonus program is described in the "Compensation Discussion and Analysis".

The following table sets forth information concerning the grant of equity plan-based awards to NEOs in 2016:

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Units (2)(#)	All Other Option Awards: Number of Securities Underlying Options(3)(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)($)
Bart C. Shuldman	2/25/2016	-	-	-	16,800	-	-	107,184
	2/25/2016	-	-	-	-	98,200	7.17	160,066
	4/28/2016	7,500	15,000	30,000	-	-	-	120,150
Steven A. DeMartino	2/25/2016	-	-	-	5,300	-	-	33,814
	2/25/2016	-	-	-	-	30,700	7.17	50,041
	4/28/2016	2,350	4,700	9,400	-	-	-	37,647
Andrew J. Newmark	2/25/2016	-	-	-	5,100	-	-	32,538
	2/25/2016	-	-	-	-	29,500	7.17	48,085
	4/28/2016	2,250	4,500	9,000	-	-	-	36,045
Andrew J. Hoffman	2/25/2016	-	-	-	-	5,000	7.17	8,150
Tracey S. Chernay	2/25/2016	-	-	-	-	5,000	7.17	8,150
________
(1)
Represents PSAs that were issued under our 2014 Equity Incentive Plan and are subject to vesting based on performance relative to two-year EBITDA targets.  Each PSA corresponds to one share of common stock.  Vesting ranges from a threshold payout of 50% of target to a maximum payout of 200%.  Below threshold-level performance will result in a payout of 0% of target.  Unvested PSAs do not accrue dividend equivalents.  PSAs convert to common stock on a one-to-one basis upon vesting at the end of the performance period following the Compensation Committee's review and approval of performance achievement levels.

(2)
Represents RSUs that were issued under our 2014 Equity Incentive Plan.  Unvested RSUs do not accrue dividend equivalents.  Subject to the terms of our 2014 Equity Incentive Plan and the stock award agreements issued in connection with these grants, each RSU granted in 2016 to a NEO vests at a rate of 25% per year over four years and are settled in shares of common stock on a one-for-one basis.

(3)
Represents stock option awards that were issued under our 2014 Equity Incentive Plan and were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant, as determined by the closing price of the stock on the date the option was granted.  Subject to the terms of our 2014 Equity Incentive Plan and the option agreements issued in connection with these grants, each option award granted in 2016 to a NEO vests at a rate of 25% per year over four years.

(4)
The amounts shown represent the grant date fair value of stock awards granted in 2016 calculated in accordance with FASB ASC Topic 718, but excluding the effect of estimated forfeitures.  The grant date fair values shown for PSAs granted to our NEOs assume target-level performance. For information on the valuation assumptions with respect to these awards, refer to note 11 of the Company's financial statements in the Form 10-K for the year ended December 31, 2016, as filed with the SEC.  Please see the "Outstanding Equity Awards at 2016 Fiscal Year-End" table for a description of option awards.  There were no forfeitures of stock option awards by this group during the year.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table shows outstanding equity awards for the NEOs as of December 31, 2016:

	Option Awards				Stock Awards
Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)(2)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number Units of Stock That Have Not Vested(#)	Market Value of Units of Stock That Have Not Vested($)(3)	Number of Unearned Units That Have Not Vested(#)(4)	Payout Value of Unearned Units That Have Not Vested($)(3)
Bart C. Shuldman (1)						-	-	-
2/28/2007	25,000	-	9.51	2/28/2017	-	-	-	-
2/27/2008	21,000	-	5.24	2/27/2018	-	-	-	-
3/5/2009	6,000	-	2.18	3/5/2019	-	-	-	-
5/27/2010	25,000	-	7.45	5/27/2020	-	-	-	-
3/7/2011	17,500	-	9.89	3/7/2021	-	-	-	-
3/5/2012	22,500	-	6.70	3/5/2022	-	-	-	-
3/1/2013	16,875	5,625	7.89	3/1/2023	-	-	-	-
2/27/2014	12,500	37,500	11.61	2/27/2024	-	-	-	-
2/26/2015	6,250	43,750	6.76	2/26/2025	-	-	-	-
2/25/2016	-	98,200	7.17	2/25/2026	16,800	110,880	-	-
4/28/2016	-	-	-	-	-	-	15,000	99,000

Steven A. DeMartino (1)
2/28/2007	15,000	-	9.51	2/28/2017	-	-	-	-
2/27/2008	25,000	-	5.24	2/27/2018	-	-	-	-
3/5/2009	5,000	-	2.18	3/5/2019	-	-	-	-
5/27/2010	20,000	-	7.45	5/27/2020	-	-	-	-
3/7/2011	17,500	-	9.89	3/7/2021	-	-	-	-
3/5/2012	20,000	-	6.70	3/5/2022	-	-	-	-
3/1/2013	15,000	5,000	7.89	3/1/2023	-	-	-	-
2/27/2014	7,500	7,500	11.61	2/27/2024	-	-	-	-
2/26/2015	10,000	30,000	6.76	2/26/2025	-	-	-	-
2/25/2016	-	30,700	7.17	2/25/2016	5,300	34,980	-	-
4/28/2016	-	-	-	-	-	-	4,700	31,020

Andrew J. Newmark
2/26/2015	-	25,000	6.76	2/26/2025	-	-	-	-
2/25/2016	-	29,500	7.17	2/25/2026	5,100	33,660	-	-
4/28/2016	-	-	-	-	-	-	4,500	29,700

Andrew J. Hoffman
2/28/2007	7,500	-	9.51	2/28/2017	-	-	-	-
3/5/2009	2,000	-	2.18	3/5/2019	-	-	-	-
5/27/2010	1,250	-	7.45	5/27/2020	-	-	-	-
3/7/2011	5,000		9.89	3/7/2021	-	-	-	-
3/5/2012	15,000		6.70	3/5/2022	-	-	-	-
3/1/2013	5,625	1,875	7.89	3/1/2023	-	-	-	-
2/27/2014	3,750	3,750	11.61	2/27/2024	-	-	-	-
2/26/2015	2,500	7,500	6.76	2/26/2025	-	-	-	-
2/25/2016	-	5,000	7.17	2/25/2026	-	-	-	-

Tracey S. Chernay
3/5/2009	3,000	-	2.18	3/5/2019	-	-	-	-
5/27/2010	1,250	-	7.45	5/27/2020	-	-	-	-
3/7/2011	10,000	-	9.89	3/7/2021	-	-	-	-
3/5/2012	5,000	-	6.70	3/5/2022	-	-	-	-
3/1/2013	5,625	1,875	7.89	3/1/2023	-	-	-	-
2/27/2014	3,750	3,750	11.61	2/27/2024	-	-	-	-
2/26/2015	1,875	5,625	6.76	2/26/2025	-	-	-	-
2/25/2016	-	5,000	7.17	2/25/2026	-	-	-	-

________
(1)
In addition to the stock options and awards reflected in the table above, Mr. Shuldman holds 42,106 fully vested deferred stock units and Mr. DeMartino holds 18,366 fully vested deferred stock units.  These fully deferred stock units are payable upon the third anniversary of the grant date, or if earlier, a sale of the Company or the executive terminating employment with the Company for any reason, or on the third year anniversary of the grant date.

(2)	The vesting schedule of the option awards reflected in the table are as follows:
Grant Dates	Vesting Schedule
2/28/2007, 2/27/2008, 3/5/2009	20% per year for five years
5/27/2010, 3/7/2011, 3/5/2012, 5/30/12, 3/1/2013, 2/27/2014, 2/26/2015, 2/25/2016 (*)	25% per year for four years

(*)
For the 50,000 stock option grants made to Mr. Shuldman on 2/27/14 and 2/26/2015, 25,000 options vest 25% per year for four years and 25,000 options vest 100% after five years.  For the 25,000 stock option grants made to Mr. Newmark on 2/26/2015 the options vest 100% after four years.

(3)
Market value of RSUs and PSAs calculated by multiplying the number of unvested units using the closing price of $6.60 per share of our common stock on December 30, 2016, which was the last trading day of the year.

(4)
The number of shares shown for the PSAs granted in 2016 assumes target-level of performance based on estimates as of December 31, 2016.  Actual payouts for these PSAs will be based on actual performance at the end of the two-year performance period.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (1)(#)	Value Realized on Vesting(2)($)
Bart C. Shuldman	-	-	12,264	$91,857
Steven A. DeMartino	-	-	5,349	40,064
Andrew J. Newmark	-	-	-	-
Andrew J. Hoffman	-	-	-	-
Tracey S. Chernay	-	-	-	-
________
(1)
Includes the underlying shares of the fully vested deferred stock units granted on March 1, 2013 to Mr. Shuldman and Mr. DeMartino under the 2005 Equity Incentive Plan, which are payable upon the third year anniversary from the date of grant in the form of shares of the Company's common stock on a one-for-one basis.

(2)
Amounts for shares underlying deferred fully vested stock units are calculated based on the market value of the Company's common stock on March 1, 2016, the third year anniversary from the date of grant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into certain agreements and maintains certain plans that may require payments be made, and/or benefits be provided, to the NEOs: (i) in the event a NEO's employment is terminated other than for Cause, as defined below, (a "Termination Event"), (ii) if a change in control (as defined by the applicable agreement or plan) occurs (a "Change in Control Event") or (iii) if a Termination Event occurs or a NEO resigns for certain specified reasons within one year following a Change in Control Event (a "Change in Control and Termination Event").  The payments and benefits that each NEO may be entitled to receive upon a Termination Event, Change in Control Event or a Change in Control and Termination Event are described in the applicable employment agreement or severance agreement and the Company's 2005 Equity Incentive Plan and 2014 Equity Incentive Plan.  None of the agreements for our NEOs includes a gross up for any taxes as a result of golden parachute payments.  Below is a description of the types of events that would trigger payments under these agreements and plans and the potential payments to each such NEO assuming that a triggering event occurred on December 31, 2016, the last day of our most recent fiscal year.

Employment and Severance Agreements

Definitions.  The applicable employment and severance agreements generally define Cause as a termination for the following reasons: (i) action or inaction by the NEO that constitutes larceny, fraud, gross negligence, a willful or negligent misrepresentation to the Board or officers of the Company or a commission of a crime of moral turpitude; (ii) material, repetitive, unjustified and unexcused refusal to follow the reasonable and lawful written instruction of the Board—or in the case of the NEOs other than Mr. Shuldman, the Board or the Company's President; or (iii) death or disability.  A Change in Control Event is generally defined in each agreement to include (i) a merger of the Company with another company where the majority of the board of the surviving company is not comprised of directors of the Company in office immediately prior to the transaction, (ii) a change in the board of directors of the Company such that after an election a majority of the directors in office are not directors that were nominated by two-thirds of board members prior to the election or (iii) a complete liquidation of the Company.

Effect of a Termination Event or a Change in Control and Termination Event.  Under the terms of an Employment Agreement dated July 31, 1996 between Bart C. Shuldman and the Company, as amended, if a Termination Event were to occur, Mr. Shuldman would be entitled to continue to receive for two years following his termination: (i) his annual base salary and (ii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; an automobile allowance; and certain service fees related to medical exams, income tax planning and estate planning)  and he would also receive a pro rata portion of his annual target bonus for the year of termination.

If a Change in Control Event were to occur and the employment of Mr. Shuldman is terminated other than for Cause, or if he resigns following a significant reduction in the nature or scope of his responsibilities or authorities, a decrease in salary other than resulting from a reduction that applies generally to all management personnel or specified relocations of the Company's facilities, within one year following a Change in Control Event, Mr. Shuldman would be entitled to receive for three years after his termination (i) his annual base salary, (ii) annual target bonus, (iii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; an automobile allowance; and certain service fees related to medical exams, income tax planning and estate planning) and (iv) all stock options and other awards granted to Mr. Shuldman under the Company's stock plans would immediately vest and any outstanding PSAs would vest at 100% of  target.

Under the terms of a Severance Agreement with Steven A. DeMartino dated June 1, 2004, as amended, if a Termination Event were to occur, Mr. DeMartino would be entitled to continue to receive, for one year following the date of termination (i) his annual base salary, (ii) a pro rata portion of his annual target bonus for the year of termination and (iii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; and an automobile allowance.)  If a Change in Control Event were to occur and the employment of Mr. DeMartino is terminated other than for Cause, or if he resigns following a significant reduction in the nature or scope of his responsibilities or authorities, a decrease in salary other than resulting from a reduction that applies generally to all management personnel or specified relocations of the Company's facilities, within one year following a Change in Control Event, Mr. DeMartino would be entitled to receive for two years paid in monthly installments after his termination (i) his annual base salary, (ii) annual target bonus, (iii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; and an automobile allowance) and (iv) all stock options and other awards granted to Mr. DeMartino would immediately vest and any outstanding PSAs would vest at 100% of target.

Under the terms of Severance Agreements with Andrew J. Hoffman and Tracey S. Chernay dated November 18, 2005 and July 29, 2005, respectively, each as amended, if a Termination Event were to occur, the applicable NEO would be entitled to continue to receive, for six months following the date of termination (i) a pro rata portion of his or her annual base salary, (ii) a pro rata portion of his or her annual target bonus for the year of termination, and (iii) group medical and dental benefits.  If a Change in Control Event were to occur, and the employment of the applicable NEO is terminated other than for Cause within one year following the Change in Control Event, Mr. Hoffman and Mrs. Chernay would each be entitled to continue to receive for a period of one year from the date of termination his/her (i) base salary, (ii) annual target bonus, (iii) group medical and dental benefits and (iv) all stock options and other awards granted to the applicable NEO would immediately vest.

Mr. Newmark is not party to any agreement that would entitle him to any severance payments or benefits.

Equity Plans

2005 Equity Incentive and 2014 Equity Incentive Plans.  The terms of the Company's 2005 Equity Incentive Plan and 2014 Equity Incentive Plan provide that all awards issued under the plan would accelerate and either become exercisable or vest, as applicable, immediately prior to any of the following: (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not the Company or a publicly owned corporation (or a subsidiary thereof) in which the stockholders of the Company immediately prior to the transaction continue to beneficially own 50% or more of the voting securities of the Company, (ii) a sale, transfer, exchange or other disposition of all or substantially all of the Company's assets, (iii) any acquisition of 50% or more of the voting securities of the Company excluding acquisitions by specified parties or (iv) any dissolution or liquidation of the Company.  Upon the occurrence of some of the foregoing Change in Control Events, stock or other property to be delivered upon acceleration of any award may be placed in escrow, rather than actually delivered, under terms set by the Compensation Committee.

PAYMENTS UPON A CHANGE IN CONTROL EVENT

The following table summarizes if a Change in Control Event had occurred on December 31, 2016 that triggered acceleration of all of the equity awards outstanding to each NEO under the 2005 Equity Incentive Plan and 2014 Equity Incentive Plan that accelerate either by their terms or the terms of the applicable plan:

Name	Stock Awards (1)	Option Awards (2)	Total
Bart C. Shuldman	$487,780	$55,080	$542,860
Steven A. DeMartino	187,216	56,100	243,316
Andrew J. Newmark	63,360	-	63,360
Andrew J. Hoffman	-	8,840	8,840
Tracey S. Chernay	-	13,260	13,260
________
(1)
Accelerated deferred stock units, RSUs and PSAs were valued using the closing price of $6.60 per share of our common stock on December 30, 2016, which was the last trading day of the year.  Upon a Change in Control Event, performance-based awards vest at target.

(2)
Accelerated stock options were valued using the spread between the exercise price of the applicable award and the closing price of $6.60 per share of our common stock on December 30, 2016, which was the last trading day of the year.

PAYMENTS UPON A TERMINATION EVENT

The following table summarizes the potential payments to each NEO, over the course of the applicable time period for which such payments would be owed, assuming that a Termination Event occurred on December 31, 2016, the last day of the Company's fiscal year.

Name	Base Salary	Pro Rata Portion of Annual Target Bonus	Benefits(1)	Stock Options	Stock Awards	Total
Bart C. Shuldman	$1,000,000	$375,000	$139,248	-	-	$1,514,248
Steven A. DeMartino	332,389	166,195	44,918	-	-	543,502
Andrew J. Newmark (2)	-	-	-	-	-	-
Andrew J. Hoffman	113,029	33,909	8,685	-	-	155,623
Tracey S. Chernay	91,500	-	9,409	-	-	100,909
________
The following assumptions were used to calculate these payments:

(1)
Benefits were valued using the same assumptions that the Company uses for our financial reporting under generally accepted accounting principles, with the exception that the Company's cost of medical premiums is included here.

(2)	Mr. Newmark is not party to any agreement that would entitle him to any severance payments or benefits.

PAYMENTS UPON A CHANGE IN CONTROL AND TERMINATION EVENT

The following table summarizes the potential payments to each NEO, over the course of the applicable time period for which such payments would be owed, assuming that a Change in Control and Termination Event occurred on December 31, 2016, the last day of the Company's fiscal year.

Name	Base Salary	Annual Target Bonus	Benefits(1)	Stock Options (2)	Stock Awards (3)	Total
Bart C. Shuldman	$1,500,000	$1,125,000	$208,872	$55,080	$487,780	$3,376,732
Steven A. DeMartino	664,778	332,389	89,837	56,100	187,216	1,330,320
Andrew J. Newmark (4)	-	-	-	-	63,360	63,360
Andrew J. Hoffman	226,058	67,817	17,370	8,840	-	320,085
Tracey S. Chernay	183,000	-	18,819	13,260	-	215,079
________
The following assumptions were used to calculate these payments:

(1)
Benefits were valued using the same assumptions that the Company uses for our financial reporting under generally accepted accounting principles, with the exception that the Company's cost of medical premiums is included here.

(2)
Accelerated stock options were valued using the spread between the exercise price of the applicable award and the closing price of $6.60 per share of our common stock on December 30, 2016, which was the last trading day of the year.

(3)	Accelerated deferred stock units, RSUs and PSAs were valued using the closing price of $6.60 per share of our common stock on December 30, 2016, which was the last trading day of the year.
(4)	Mr. Newmark is not party to any agreement that would entitle him to any severance payments or benefits.

Non-Competition Provisions That Apply to a Termination Event or Change in Control Event

Pursuant to Mr. Shuldman's Employment Agreement, upon the occurrence of a Termination Event while he is receiving severance payments under the agreement, Mr. Shuldman agrees that for two years, or in the case of a Change in Control Event, for three years, that he will not directly or indirectly engage in any business or activity that is competitive with the Company in a geography where the Company is selling its products.  Further, Mr. Shuldman agrees not to attempt to recruit any employees of the Company or encourage them to leave the Company and agrees not to encourage any of the Company's customers to direct their business elsewhere.  The other NEOs have the same provisions in their Severance Agreements, except that they apply for six months upon the occurrence of a Termination Event or one year upon the occurrence of a Change in Control Event and they are not contingent upon the payment of the benefits described in each agreement by the Company to the NEO.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2016

Name	Fees Earned Or Paid in Cash ($)	Stock Options(1)($)	Stock Awards (2)($)	Total ($)
John M. Dillon	$40,000	$18,300	$15,720	$74,020
Thomas R. Schwarz	40,000	18,300	15,720	74,020
Graham Y. Tanaka	40,000	18,300	15,720	74,020

(1)
On February 25, 2016, Mr. Dillon, Mr. Schwarz and Mr. Tanaka were each awarded 7,500 stock options granted under the Company's 2014 Equity Incentive Plan. The amounts shown represent the grant date fair value of stock options granted in 2016 calculated in accordance with Compensation – Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures.  For information on the valuation assumptions with respect to these awards, refer to note 11 of the Company's financial statements in the Form 10-K for the year ended December 31, 2016, as filed with the SEC.  As of December 31, 2016, Mr. Dillon held 30,625 fully vested stock options at exercise prices ranging from $6.54 to $11.65 as well as 16,875 unvested stock options at exercise prices ranging from $6.54 to $10.06; Mr. Schwarz held 63,125 fully vested stock options at exercise prices ranging from $4.84 to $11.71 as well as 16,875 unvested stock options at exercise prices ranging from $6.54 to $10.06; Mr. Tanaka held 63,125 fully vested stock options at exercise prices ranging from $4.84 to $11.71 as well as 16,875 unvested stock options at exercise prices ranging from $6.54 to $10.06; and Mr. Shuldman held no stock option grants other than those shown in the "Outstanding Equity Awards at 2016 Fiscal Year-End" table above.

(2)
On April 28, 2016, Mr. Dillon, Mr. Schwarz and Mr. Tanaka were each awarded 2,000 RSUs granted under the Company's 2014 Equity Incentive Plan, all of which were unvested as of December 31, 2016.  The RSUs vest at the rate of 25% per year beginning on the first anniversary of the date of grant.  The amounts shown represent the grant date fair value of the RSUs granted in 2016 calculated in accordance with Compensation – Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures.

For 2016, each non-employee director of the Company received a retainer of $10,000, for each fiscal quarter served as director as compensation for services rendered.  Directors are also reimbursed for reasonable expenses incurred in attending meetings.  The Company does not separately compensate directors for service on any committee of the Board.

In 2015, the Compensation Committee engaged Compensation Advisory Partners, an independent compensation consultant, to assist the Compensation Committee in assessing the competitiveness of the Board of Director's total compensation program with the goal of implementing compensation changes based on Compensation Advisory Partner's advice and/or recommendations, if any in 2016.  Based on the review conducted by Compensation Advisory Partners, the Compensation Committee made a revision to the equity component of the Board of Directors' compensation in order to better align the Board with the Company's stockholders and long-term performance growth, as well as the compensation of directors of other similar sized public companies.  Starting in 2017, each non-employee director will receive total equity compensation of $35,000 awarded through restricted stock units that will convert to common stock on a one-to-one basis and vest 25% per year over four years.  The basis of valuation for the $35,000 is based on the share price on the day of grant. In 2016, each non-employee director received a grant of 7,500 stock options and 2,000 restricted stock units, pursuant to the terms of the Company's 2014 Equity Incentive Plan.  The stock awards vest at the rate of 25% per year beginning on the first anniversary of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John M. Dillon, Thomas R. Schwarz and Graham Y. Tanaka were members of the Compensation Committee during fiscal year 2016.  No member has served as an officer or employee of the Company at any time.  None of the Company's executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company's Board.  None of the Company's executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Board's Compensation Committee.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in next year's proxy materials must be received by the Secretary of the Company on or before December 12, 2017.  Proposals should be addressed to TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary.  Stockholders who wish to make a proposal at the 2018 Annual Meeting without regard to whether it will be included in the Company's proxy materials should notify the Company no later than March 13, 2018.  If a stockholder who wishes to present a proposal fails to notify the Company by the due date, the proxies that the Company solicits for the meeting will accord them discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

PROCEDURES FOR SUBMITTING DIRECTOR NOMINATIONS AND RECOMMENDATIONS

Stockholders may nominate candidates for election to the Board if the proper nomination procedures specified in the Company's By-Laws are followed.  All nominations by stockholders must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 nor more than 60 days prior to the meeting at which election of directors will take place; however, if less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, nominations will be timely if received not later than 10 days after notice was given or public disclosure was made.  A stockholder's notice must set forth in writing (i) for each person proposed to be nominated, all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to be named in the proxy and to serving as a director, and (ii) for the stockholder giving notice, the (x) name and address of such stockholder as they appear on the Company's books, and (y) the class and number of shares of the Company beneficially owned by such stockholder.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS POLICY

Any stockholder or interested party wishing to communicate directly with members of the Board should do so in writing.  All correspondence addressed to the Board as a whole, to its independent directors, to any of its Committees or Committee Chairs, or to individual Board members should be mailed to the following address:

Board of Directors/Independent Directors/Committee/Director
c/o Secretary
TransAct Technologies Incorporated
One Hamden Center
2319 Whitney Avenue, Suite 3B
Hamden, CT 06518

•	You are welcome to communicate anonymously or confidentially.

•
All correspondence addressed to an individual director or Committee Chair, and marked "Confidential", will be collected in the office of the Secretary and forwarded unopened to the individual director.

•	Other correspondence will be opened by the Secretary, reviewed, copied and directed as follows:

o Concerns regarding the Company's accounting, internal accounting controls or auditing matters will be referred to the members of the Audit Committee.
o Nominations or recommendations of candidates for election to the Board will be referred to members of the Nominating Committee.

o Other correspondence will be copied by the Secretary and forwarded to all of the members of the Board (or its independent directors, if so addressed) unless the stockholder directs otherwise.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2016 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

TRANSACT TECHNOLOGIES INCORPORATED
Annual Meeting of Stockholders
May 22, 2017 at 10:00 AM
This Proxy is solicited by the Board of Directors

The undersigned stockholder of TransAct Technologies Incorporated (the "Company") does hereby nominate, constitute and appoint Bart C. Shuldman and Steven A. DeMartino, or either of them, with full power to act alone, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock of the Company standing in my name on its books on March 24, 2017, at the Annual Meeting of its stockholders to be held at the Company's executive offices located at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518 on May 22, 2017 at 10:00 a.m., or at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  FOR PROPOSAL 1, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OFALL OF THE NOMINEES AS DIRECTORS. FOR PROPOSAL 2, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017. FOR PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.  FOR PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOVAL OF AN AMENDMENT TO THE COMPANY'S 2014 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES THAT ARE AVAILABLE FOR ISSUANCE.  THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

TRANSACT TECHNOLOGIES INCORPORATED ONE HAMDEN CENTER 2319 WHITNEY AVENUE, SUITE 3B HAMDEN, CT 06518
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the nominees:
1.	ELECTION OF DIRECTORS		☐	☐	☐
Nominees
01	Thomas R. Schwarz	02 Bart C. Shuldman

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2. 3. 4.
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

APPROVAL OF AN AMENDMENT TO THE 2014 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES THAT ARE AVAILABLE FOR ISSUANCE.
						☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse side for instructions)					☐
			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date